Exhibit 16.1

Audit . Tax . Advisory

Grant Thornton LLP
December 27, 2013	2001 Market Street, Suite 3100
Philadelphia, PA 19103-7080
T 215.561.4200
U.S. Securities and Exchange Commission	F 215.561.1066
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Lakeland Bancorp, Inc.

File No. 000-17820

Dear Sir or Madam:

We have read Item 4.01 (a) of Form 8-K of Lakeland Bancorp, Inc. dated December 23, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,